UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 3, 2016

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas		77550-7999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At its November 3, 2016 regular meeting, our Board of Directors voted to increase its size to eight directors and to appoint Ross R. Moody as a director, for a term ending at the next regularly scheduled Annual Meeting of Stockholders. As a member of our Board, Mr. Moody will be eligible for our standard compensatory arrangements for directors, which are described under the heading “Director Compensation” in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 1, 2016 (the “Proxy Statement”).

Ross R. Moody (age 54) has been President and Chief Executive Officer of National Western Life Group, Inc., Austin, Texas, since 2015; Chief Executive Officer of National Western Life Insurance Company, Austin, Texas since 2015; and President and Chief Operating Officer of National Western Life Insurance Company from 1992 to 2015. He also serves as a Trustee of The Moody Foundation, a charitable organization that owns approximately 22.7% of our common stock. Additional information regarding The Moody Foundation may be found under the heading “Security Ownership of Certain Beneficial Owners” in the Proxy Statement.

Ross R. Moody is the son of Robert L. Moody, Sr., our Chairman Emeritus, the half-brother of Frances A. Moody-Dahlberg, one of our directors, and the brother of Robert L. Moody, Jr. and Russell S. Moody, two of our advisory directors. Certain transactions between us and National Western Life Insurance Company, The Moody Foundation, and Robert L. Moody, Jr. are described under the heading “Certain Relationships and Related Transactions” in the Proxy Statement. There are no other transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K with respect to Ross R. Moody.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
	Name:	John J. Dunn, Jr.
	Title:	Executive Vice President andChief Financial Officer

Date: November 4, 2016